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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    GENERAL NUTRITION CENTERS HOLDING COMPANY

         --------------------------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
         --------------------------------------------------------------

            General Nutrition Centers Holding Company, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

            FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

            FIRST: The name of the corporation is GNC Corporation (hereinafter the "Corporation").

            SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 27th day of May, 2004.

                                                     GENERAL NUTRITION CENTERS
                                                          HOLDING COMPANY

                                            By:    /s/ James M. Sander
                                                   -----------------------------
                                            Name:  James M. Sander
                                            Title: Senior Vice President, Chief
                                                   Legal Officer and Secretary